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Exhibit 23.2  Consent of Independent Accountants



                     [CONSENT OF INDEPENDENT ACCOUNTANTS]

To the Board of Directors
Commercial Net Lease Realty, Inc.:

        We consent to the incorporation by reference in this registration statement on Form S-3 of Commercial Net Lease Realty, Inc. filed with the Securities and Exchange Commission on June 3, 2002 (No. 333-53796) of our reports dated January 11, 2002, except as to Note 19 to the consolidated financial statements, which is as of January 24, 2002, relating to the consolidated balance sheets of Commercial Net Lease Realty, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of earnings, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2001, and the related financial statement schedules, which reports appear in the December 31, 2001 annual report on Form 10-K of Commercial Net Lease Realty, Inc. and to the reference to our firm under the heading "Experts".



                                                          /s/ KPMG LLP


Orlando, Florida
June 3, 2002